Exhibit 14.2

Grant Thornton Argentina

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2012, with respect to the financial statements of Pointer Localizacion y Asistencia S.A.; such report has been  included in the Annual Report of Pointer Telocation Ltd. ("Pointer"), on Form 20-F for the year ended December 31, 2011. In connection with the filing with the U.S. Securities and Exchange Commission of Amendment No. 1 to the Annual Report on Form 20-F of Pointer, for the year ended December 31, 2011,we hereby consent to the incorporation by reference of said report in the Registration Statements of Pointer on Forms F-3 (No. 333-111019, effective October 13, 2004, No. 333-126257, effective July 15, 2005, No. 333-143399 effective October 17, 2007, and No. 333-167144 effective June 7, 2010) and on Forms S-8 (No. 333-173155, effective March 30, 2011, No. 333-118897, effective September 10, 2004, No. 333-113420, effective March 9, 2004, No. 333-141306, effective March 15, 2007 and No. 333-139717 effective December 29, 2006).

/s/ GRANT THORNTON ARGENTINA S.C.

Buenos Aires, Argentina
April 23, 2012